DELAWARE GROUP EQUITY FUNDS IV

Registration No. 811-04413
FORM N-SAR
Semiannual Period Ended September 30, 2015

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

One (1) Transaction for the semiannual period ended September 30, 2015 effected pursuant to Rule 10f-3, attached as Exhibit.

SUB-ITEM 77Q1:  Exhibits

Exhibit Reference

77.Q1(a)
Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Equity Funds IV (May 21, 2015), attached as Exhibit.

77.Q1(a)
Amended and Restated By-Laws of Delaware Group Equity Funds IV (April 1, 2015), attached as Exhibits.

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896280-1

WS:MFG_Philadelphia:896280:v1